As filed with the Securities and Exchange Commission on September 29, 2022

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0407858 (I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105
Torrance, California 90505

(310) 641-4234
(Address of principal executive offices)

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Global Clean Energy Holdings, Inc.

2020 Equity Incentive Plan
(Full title of the plan)

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Richard Palmer,

Chief Executive Officer

Global Clean Energy Holdings, Inc.
2790 Skypark Drive, Suite 105

Torrance, California 90505
(Name and address of agent for service)

(310) 641-4234
(Telephone number, including area code, of agent for service)

Copy to:
Calvin Cheng
TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 789-1226

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer	☒ Smaller reporting company
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement relates to the registration of an additional 5,000,000 shares (the “Shares”) of Global Clean Energy Holdings, Inc.’s (the “Registrant”) common stock, $0.001 par value per share. The Shares are of the same class and relate to the same employee benefit plan, the Registrant’s 2020 Equity Incentive Plan, which was amended on June 23, 2022 (in the form attached hereto as Exhibit 99.1) (the “Incentive Plan”), as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on February 1, 2021 (Registration No. 333-252614). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 2021 (Registration No. 333-252614) are incorporated herein by reference (solely to the extent the contents of such registration statement relate to the Incentive Plan) and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	Certificate of Incorporation (incorporated herein by reference to Appendix D to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 2, 2010).

4.2	Certificate of Amendment to its Certificate of Incorporation (incorporated by reference herein to Exhibit 3.2 to the Company’s Form 10-K filed on April 13, 2021)

4.3	Bylaws (incorporated herein by reference to Appendix E to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 2, 2010).

4.4	Specimen stock certificate (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on October 6, 2020, and incorporated herein by reference)

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of Grant Thornton LLP (included with this registration statement)

23.2	Consent of Macias, Gini & O'Connell, LLC (included with this registration statement).

23.3	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24	Power of Attorney (included on signature page).

99.1	Global Clean Energy Holdings, Inc. 2020 Equity Incentive Plan (incorporated herein by reference to the appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022).

99.2	Form of Restricted Stock Award Grant Notice under the Global Clean Energy Holdings, Inc. 2020 Equity Incentive Plan (filed as Exhibit 99.2 to the Registrant’s Form S-8 filed on February 1, 2021, Registration No. 333-252614, and incorporated herein by reference).

99.3	Form of Restricted Stock Unit Award Grant Notice under the Global Clean Energy Holdings, Inc. 2020 Equity Incentive Plan (filed as Exhibit 99.3 to the Registrant’s Form S-8 filed on February 1, 2021, Registration No. 333-252614, and incorporated herein by reference).

99.4	Form of Stock Option Grant Notice under the Global Clean Energy Holdings, Inc. 2020 Equity Incentive Plan (filed as Exhibit 99.4 to the Registrant’s Form S-8 filed on February 1, 2021, Registration No. 333-252614, and incorporated herein by reference).

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on September 29, 2022.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:	/s/ RICHARD PALMER
Richard Palmer
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Richard Palmer and Ralph Goehring as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2022.

Signature	Title

/s/ RICHARD PALMER	Chief Executive Officer (principal executive officer); Director
Richard Palmer

/s/ RALPH GOEHRING	Chief Financial Officer (principal financial and accounting officer)
Ralph Goehring

/s/ DAVID WALKER	Chairman, the Board of Directors
David Walker

/s/ MARTIN WENZEL	Director
Martin Wenzel

/s/ SUSAN ANHALT	Director
Susan Anhalt

/s/ PHYLLIS CURRIE	Director
Phyllis Currie

/s/ AMY WOOD	Director
Amy Wood

/s/ NICHOLAS JONES	Director
Nicholas Jones